Exhibit (n)

MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

Multiple Class Plan

Pursuant to Rule 18f-3

Introduction

This plan (the “Plan”) is adopted pursuant to Rule 18f-3(d) of the Investment Company Act of 1940, as amended (the “1940 Act”), effective as of October 23, 2003 (the “Effective Date”) as amended as of December 13, 2010, December 9, 2015, April 23, 2020, March 4, 2021, April 22, 2021, December 2, 2021, January 23, 2023, December 6, 2023, January 19, 2024, February 29, 2024, March 15, 2024 and June 25, 2025. The Plan relates to shares of Morgan Stanley Institutional Liquidity Funds (the “Trust”). Each separate portfolio of the Trust is referred to herein as a Portfolio (collectively, the “Portfolios”). The Portfolios are distributed pursuant to a system (the “Multiple Class System”) in which each class of shares (each, a “Class” and collectively, the “Classes”) of a Portfolio represents a pro rata interest in the same portfolio of investments of the Portfolio and differs only to the extent outlined below.

I.          Distribution Arrangements

Each Class of shares of the Portfolios is offered for purchase by investors with the applicable sales load structure described below. The Portfolios have each adopted certain plans as follows: (i) Administration Plans under which shares of the Institutional Select, Institutional Plus, Investor, Administrative and Wealth S Classes are subject to the fees described below; (ii) a Service and Shareholder Administration Plan under which shares of the Advisory Class are subject to the fee described below; (iii) an Amended and Restated Distribution Plan and a Shareholder Service Plan under which shares of the Participant Class are subject to the fees described below; (iv) an Amended and Restated Distribution Plan and a Shareholder Service Plan under which shares of the Cash Management Class are subject to the fees described below; and (v) a Distribution Plan and Shareholder Service Plan under which shares of the Select Class are subject to the fees described below.

1.       Institutional Select Class

Institutional Select Class shares are offered at net asset value per share without the imposition of any sales charge. Institutional Select Class shares are also subject to a fee under its Administration Plan, assessed at the annual rate of 0.05% of the average daily net assets of Institutional Select Class shares for providing the following services: (a) processing and issuing confirmations concerning customer orders to purchase, redeem and exchange Institutional Select Class shares; (b) receiving and transmitting funds representing the purchase price or redemption proceeds of Institutional Select Class shares; and (c) forwarding shareholder communications such as prospectus updates, proxies and shareholder reports.

2.       Investor Class

Investor Class shares are offered at net asset value per share without the imposition of any sales charge. Investor Class shares are also subject to a fee under its Administration Plan, assessed at the annual rate of 0.10% of the average daily net assets of Investor Class shares for making available the following services: (a) acting, or arranging for another party to act, as recordholder and nominee of all Investor Class shares beneficially owned by customers; (b) providing sub-accounting with respect to Investor Class shares of a Portfolio beneficially owned by customers or the information necessary for sub-accounting, including establishing and maintaining individual accounts and records with respect to Investor Class shares owned by each customer; (c) processing and issuing confirmations concerning customer orders to purchase, redeem and exchange Investor Class shares; (d) receiving and transmitting funds representing the purchase price or redemption proceeds of Investor Class shares; (e) providing periodic statements to each customer showing account balances and transactions during the relevant period; (f) processing dividend payments; and (g) forwarding shareholder communications such as proxies and shareholder reports.

3.       Administrative Class

Administrative Class shares are offered at net asset value per share without the imposition of any sales charge. Administrative Class shares are also subject to a fee under its Administration Plan, assessed at the annual rate of up to 0.10% of the average daily net assets of Administrative Class shares making available the following services: (a) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange Administrative Class shares; (b) receiving and transmitting funds representing the purchase price or redemption proceeds of Administrative Class shares; (c) forwarding shareholder communications such as prospectus updates, proxies and shareholder reports; (d) acting, or arranging for another party to act, as recordholder and nominee of all Administrative Class shares beneficially owned by Customers; (e) providing sub-accounting with respect to Administrative Class shares of a Portfolio beneficially owned by Customers or the information necessary for sub-accounting, including establishing and maintaining individual accounts and records with respect to Administrative Class shares owned by each Customer; (f) providing periodic statements to each Customer showing account balances and transactions during the relevant period; and (g) processing dividend payments. An additional 0.05% of the average daily net assets of the Administrative Class shares will be assessed for making available the following shareholder administration services: (h) receiving, tabulating and transmitting proxies; (i) responding to Customer inquiries relating to the Administrative Shares or the services; and/or (j) providing sweep services, which may include: (i) providing the necessary computer hardware and software which links the service organization DDA system to an account management system; (ii) providing software that aggregates the Customers orders and establishes an order to purchase or redeem shares of a Portfolio based on established target levels for the Customer’s demand deposit accounts; (iii) providing periodic statements showing a Customer’s account balance and, to the extent practicable, integrating such information with other Customer transactions otherwise effected through or with the service organization; and (iv) furnishing (either separately or on an integrated basis with other reports sent to a Customer by the service organization) monthly and year-end statements and confirmations of purchases, exchanges and redemptions.

4.       Advisory Class

Advisory Class shares are offered at net asset value per share without the imposition of any sales charge. Advisory Class shares are also subject to a fee under its Service and Shareholder Administration Plan, assessed at the annual rate of up to 0.25% of the average daily net assets of Advisory Class shares. An initial 0.10% of the average daily net assets of the Advisory Class shares will be assessed making available the following services: (a) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange Advisory Class shares; (b) receiving and transmitting funds representing the purchase price or redemption proceeds of Advisory Class shares; (c) forwarding shareholder communications such as prospectus updates, proxies and shareholder reports; (d) acting, or arranging for another party to act, as recordholder and nominee of all Advisory Class shares beneficially owned by Customers; (e) providing sub-accounting with respect to Advisory Class shares of a Portfolio beneficially owned by Customers or the information necessary for sub-accounting, including establishing and maintaining individual accounts and records with respect to Advisory Class shares owned by each customer; (f) providing periodic statements to each customer showing account balances and transactions during the relevant period; and (g) processing dividend payments. An additional 0.05% of the average daily net assets of the Advisory Class shares will be assessed for making available the following shareholder administration services: (h) receiving, tabulating and transmitting proxies; (i) responding to customer inquiries relating to the Advisory Class shares or the services; and/or (j) providing sweep services, which may include: (i) providing the necessary computer hardware and software which links the service organization DDA system to an account management system; (ii) providing software that aggregates the Customers orders and establishes an order to purchase or redeem shares of a Portfolio based on established target levels for the customer’s demand deposit accounts; (iii) providing periodic statements showing a customer’s account balance and, to the extent practicable, integrating such information with other customer transactions otherwise effected through or with the service organization; and (iv) furnishing (either separately or on an integrated basis with other reports sent to a customer by the service organization) monthly and year-end statements and confirmations of purchases, exchanges and redemptions. An additional 0.10% of the average daily net assets of the Advisory Class shares will be assessed for making available some or all the following shareholder services: (1) providing facilities to answer inquiries and requests for literature, and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Portfolio; (m) acting as liaison between Customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; (n) assisting Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the service organization; and (o) displaying and making prospectuses available to existing shareholders on the service organization’s premises.

5.       Participant Class

Participant Class shares are offered at net asset value per share without the imposition of any sales charge. Participant Class shares are also subject to fees under its Amended and Restated Distribution Plan and a Shareholder Service Plan, which taken together is assessed at the annual rate of up to 0.50% of the average daily net assets of Participant Class shares. An initial 0.10% of the average daily net assets of the Participant Class shares will be assessed for making available the following services: (a) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange Participant Class shares; (b) receiving and transmitting funds representing the purchase price or redemption proceeds of Participant Class shares; (c) forwarding shareholder communications such as prospectus updates, proxies and shareholder reports; (d) acting, or arranging for another party to act, as recordholder and nominee of all Participant Class shares beneficially owned by Customers; (e) providing sub-accounting with respect to Participant Class shares of a Portfolio beneficially owned by Customers or the information necessary for sub-accounting, including establishing and maintaining individual accounts and records with respect to Participant Class shares owned by each Customer; (f) providing periodic statements to each Customer showing account balances and transactions during the relevant period; and (g) processing dividend payments. An additional 0.05% of the average daily net assets of the Participant Class shares will be assessed for making available the following shareholder administration services: (h) receiving, tabulating and transmitting proxies; (i) responding to Customer inquiries relating to the Participant Class shares or the services; and/or (j) providing sweep services by a service organization to its Customers pursuant to a service agreement, which may include: (i) providing the necessary computer hardware and software which links the service organization DDA system to an account management system; (ii) providing software that aggregates the Customers orders and establishes an order to purchase or redeem shares of a Portfolio based on established target levels for the Customer’s demand deposit accounts; (iii) providing periodic statements showing a Customer’s account balance and, to the extent practicable, integrating such information with other Customer transactions otherwise effected through or with the service organization; and (iv) furnishing (either separately or on an integrated basis with other reports sent to a Customer by the service organization) monthly and year-end statements and confirmations of purchases, exchanges and redemptions. An additional 0.10% of the average daily net assets of the Participant Class shares will be assessed for making available some or all the following shareholder services: (1) providing facilities to answer inquiries and requests for literature, and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Portfolio; (m) acting as liaison between Customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; (n) assisting Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the service organization; and (o) displaying and making prospectuses available to existing shareholders on the service organization premises. An additional 0.25% of the average daily net assets of the Participant Class shares will be assessed for providing the following distribution related services by a service organization to its customers pursuant to its Distribution Plan adopted under Rule 12b-1 of the 1940 Act: (p) providing reasonable distribution assistance in connection with the distribution of Participant Class shares to customers requested from time to time by Morgan Stanley Distribution, Inc., which assistance may include distributing sales literature and advertising materials provided by Morgan Stanley Distribution, Inc. to customers.

6.       Cash Management Class

Cash Management Class shares are offered at net asset value per share without the imposition of any sales charge. Cash Management Class shares are subject to a fee under its Amended and Restated Distribution Plan and a Shareholder Service Plan, which taken together is assessed at the annual rate of .15% of the average daily net assets of Cash Management Class shares. Pursuant to a Shareholder Service Plan, an assessment of .05% will be paid for providing the following services: (a) staffing and maintaining call centers; and (b) answering inquiries and addressing issues related to the Cash Management Share Class. An additional 0.10% of the average daily net assets of the Cash Management Class shares will be assessed for providing the following distribution related services by a service organization to its customers pursuant to its Distribution Plan adopted under Rule 12b-1 of the 1940 Act: (c) providing reasonable distribution assistance in connection with the distribution of Cash Management Class shares to customers requested from time to time by Morgan Stanley Distribution, Inc., which assistance may include distributing sales literature and advertising materials provided by Morgan Stanley Distribution, Inc. to customers.

7.       Institutional Class

Institutional Class shares are offered at net asset value per share without the imposition of any sales charge.

8.       Select Class

Select Class shares are offered at net asset value per share without the imposition of any sales charge. Select Class shares are also subject to fees under its Distribution Plan and a Shareholder Service Plan, which taken together is assessed at the annual rate of up to 0.80% of the average daily net assets of Select Class shares. An initial 0.10% of the average daily net assets of the Select Class shares will be assessed for making available the following services: (a) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange Select Class shares; (b) receiving and transmitting funds representing the purchase price or redemption proceeds of Select Class shares; (c) forwarding shareholder communications such as prospectus updates, proxies and shareholder reports; (d) acting, or arranging for another party to act, as recordholder and nominee of all Select Class shares beneficially owned by Customers; (e) providing sub-accounting with respect to Select Class shares of a Portfolio beneficially owned by Customers or the information necessary for sub-accounting, including establishing and maintaining individual accounts and records with respect to Select Class shares owned by each Customer; (f) providing periodic statements to each Customer showing account balances and transactions during the relevant period; and (g) processing dividend payments. An additional 0.05% of the average daily net assets of the Select Class shares will be assessed for making available the following shareholder administration services: (h) receiving, tabulating and transmitting proxies; (i) responding to Customer inquiries relating to the Select Class shares or the services; and/or (j) providing sweep services by a service organization to its Customers pursuant to a service agreement, which may include: (i) providing the necessary computer hardware and software which links the service organization DDA system to an account management system; (ii) providing software that aggregates the Customers orders and establishes an order to purchase or redeem shares of a Portfolio based on established target levels for the Customer’s demand deposit accounts; (iii) providing periodic statements showing a Customer’s account balance and, to the extent practicable, integrating such information with other Customer transactions otherwise effected through or with the service organization; and (iv) furnishing (either separately or on an integrated basis with other reports sent to a Customer by the service organization) monthly and year-end statements and confirmations of purchases, exchanges and redemptions. An additional 0.10% of the average daily net assets of the Select Class shares will be assessed for making available some or all the following shareholder services: (l) providing facilities to answer inquiries and requests for literature, and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Portfolio; (m) acting as liaison between Customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; (n) assisting Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the service organization; and (o) displaying and making prospectuses available to existing shareholders on the service organization premises. An additional 0.55% of the average daily net assets of the Select Class shares will be assessed for providing the following distribution related services by a service organization to its customers pursuant to its Distribution Plan adopted under Rule 12b-1 of the 1940 Act: (p) providing reasonable distribution assistance in connection with the distribution of Select Class shares to customers requested from time to time by Morgan Stanley Distribution, Inc., which assistance may include distributing sales literature and advertising materials provided by Morgan Stanley Distribution, Inc. to customers.

9.       CastleOak Shares

CastleOak Shares are offered at net asset value per share without the imposition of any sales charge exclusively to clients of CastleOak Securities, L.P.

10.     Impact Class

Impact Class shares are offered at net asset value per share without the imposition of any sales charge to investors as set forth in the relevant Portfolio’s prospectus as may be amended from time to time.

11.     Impact Partner Class

Impact Partner Class shares are offered at net asset value per share without the imposition of any sales charge to investors as set forth in the relevant Portfolio’s prospectus as may be amended from time to time.

12.     Wealth Class

Wealth Class shares are offered at net asset value per share without the imposition of any sales charge to investors as set forth in the relevant Portfolio’s prospectus as may be amended from time to time.

13.     Wealth S Class

Wealth S Class shares are offered at net asset value per share without the imposition of any sales charge to investors as set forth in the relevant Portfolio’s prospectus as may be amended from time to time. Wealth S Class shares are also subject to a fee under its Administration Plan, assessed at the annual rate of 0.05% of the average daily net assets of Wealth S Class shares for providing the following services: (a) processing and issuing confirmations concerning customer orders to purchase, redeem and exchange Wealth S Class shares; (b) receiving and transmitting funds representing the purchase price or redemption proceeds of Wealth S Class shares; and (c) forwarding shareholder communications such as prospectus updates, proxies and shareholder reports.

14.     Advisor Class

Advisor Class shares are offered at net asset value per share without the imposition of any sales charge to investors as set forth in the relevant Portfolio’s prospectus as may be amended from time to time.

15.     Institutional Plus Class

Institutional Plus Class shares are offered at net asset value per share without the imposition of any sales charge. Institutional Plus Class shares are also subject to a fee under its Administration Plan, assessed at the annual rate of 0.02% of the average daily net assets of Institutional Plus Class shares for providing the following services: (a) processing and issuing confirmations concerning customer orders to purchase, redeem and exchange Institutional Plus Class shares; (b) receiving and transmitting funds representing the purchase price or redemption proceeds of Institutional Plus Class shares; and (c) forwarding shareholder communications such as prospectus updates, proxies and shareholder reports.

16.     Additional Class of Shares

The Board of Trustees of the Trust, on behalf of the Portfolios, has the authority to create additional Classes, or change existing Classes, from time to time, in accordance with Rule 18f-3 under the 1940 Act.

II.          Expense Allocations

Expenses incurred by a Portfolio are allocated among the various Classes of shares pro rata based on the net assets of the Portfolio attributable to each Class, except that: (i) the fees relating to the Institutional Select Class under its Administration Plan are allocated directly to the Institutional Select Class; (ii) the fees relating to the Investor Class under its Administration Plan are allocated directly to the Investor Class; (iii) the fees relating to the Administrative Class under its Administration Plan are allocated directly to the Administrative Class; (iv) the fees relating to the Wealth S Class under its Administration Plan are allocated directly to the Wealth S Class; (v) the fees relating to the Institutional Plus Class under its Administration Plan are allocated directly to the Institutional Plus Class; (vi) the fees relating to the Advisory Class under its Service and Shareholder Administration Plan are allocated directly to the Advisory Class; (vii) the fees relating to the Participant Class under its Amended and Restated Distribution Plan and its Shareholder Service Plan are allocated directly to the Participant Class; (viii) the fees relating to the Cash Management Class under its Amended and Restated Distribution Plan and its Shareholder Service Plan are allocated directly to the Cash Management Class; and (ix) the fees relating to the Select Class under its Distribution Plan and its Shareholder Service Plan are allocated directly to the Select Class. In addition, other expenses associated with a particular Class (except advisory or custodial fees), may be allocated directly to that Class, provided that such expenses are reasonably identified as specifically attributable to that Class.

III.         Exchange Privileges

Shares of each Class may be exchanged for shares of the same Class of the other Portfolios that offer that Class, subject to the relevant Portfolio’s prospectus as may be amended from time to time. The exchange privilege of each Portfolio may be terminated or revised at any time by the Portfolio upon such notice as may be required by applicable regulatory agencies as described in each Portfolio’s prospectus.

IV.         Minimum Balance Requirement and Conversion

1.       Applicable to each Portfolio other than Money Market Portfolio and Tax-Exempt Portfolio: The minimum initial investment amounts for each Class, except the Cash Management Class, Select Class, CastleOak Shares, Impact Class, Impact Partner Class and Advisor Class, shall be $10,000,000. The minimum initial investment for the Cash Management Class shall be $1,000,000. The Select Class and Advisor Class shall have no minimum initial investment amount. The minimum initial investment amount for CastleOak Shares shall be $5,000,000. The minimum initial investment amount for Impact Class and Impact Partner Class shall be $50,000,000.

2.       Applicable to Money Market Portfolio and Tax-Exempt Portfolio: The minimum initial investment amount for each Class shall be $1,000,000.

3.       Applicable to each Portfolio: If the value of an investor’s account falls below the minimum initial investment amount for 60 consecutive days, the account may be subject to an involuntary redemption. The Investment Adviser to any Portfolio may waive the minimum initial investment and involuntary redemption features for certain investors, including individuals purchasing shares through a financial intermediary.

V.          Voting

Each Class shall have exclusive voting rights on any matter that relates solely to its Administration Plan, Service and Shareholder Administration Plan, Shareholder Service Plan or Distribution Plan as applicable. In addition, each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.